Exhibit 99.1

Investor Contact:	Media Contact:
Amanda Bryant, 312.780.5539	Franziska Weber, 312.780.6106
amanda.bryant@hyatt.com	franziska.weber@hyatt.com

HYATT REPORTS FIRST-QUARTER 2021 RESULTS
Strong Leisure Demand Drives Positive Momentum
6.5% Net Rooms Growth

CHICAGO (May 4, 2021) - Hyatt Hotels Corporation ("Hyatt" or the "Company") (NYSE: H) today reported first-quarter 2021 financial results. Net loss attributable to Hyatt was $304 million, or $2.99 per diluted share, in the first quarter of 2021, compared to net loss attributable to Hyatt of $103 million, or $1.02 per diluted share, in the first quarter of 2020. Adjusted net loss attributable to Hyatt was $363 million, or $3.57 per diluted share, in the first quarter of 2021, compared to Adjusted net loss attributable to Hyatt of $35 million, or $0.35 per diluted share, in the first quarter of 2020. Refer to the table on page 11 of the schedules for a summary of special items impacting Adjusted net loss and Adjusted losses per diluted share for the three months ended March 31, 2021 and March 31, 2020.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, "First quarter results exceeded expectations as demand improved meaningfully over the course of the quarter. The expansion of vaccine distribution and the easing of travel restrictions in certain markets fueled improved confidence in travel in many of the markets in which we operate. We also reported strong net rooms growth of 6.5%, reaching an important milestone with the opening of our 1,000th hotel in the quarter."

First quarter of 2021 highlights are as follows:
•Net losses increased compared to the first quarter of 2020 to a net loss of $304 million. The net loss included a $193 million non-cash full valuation allowance on U.S. deferred income tax assets.
•Adjusted EBITDA decreased 123.3% compared to the first quarter of 2020, to $(20) million.
•Comparable system-wide RevPAR decreased 48.9% compared to the first quarter of 2020, and decreased 65.4% compared to the first quarter 2019 on a reported basis.1
•Comparable owned and leased hotels RevPAR decreased 64.4% compared to the first quarter of 2020, and decreased 72.5% compared to the first quarter 2019 on a reported basis.1
•Net rooms growth of 6.5%.
•Pipeline of executed management or franchise contracts for approximately 100,000 rooms.
•As of March 31, 2021, the Company had cash, cash equivalents and short-term investments of $1,628 million.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 10.
1 RevPAR percentage changes calculated from comparable system-wide and comparable owned and leased hotels RevPAR of $132.17 and $173.98, respectively, as reported for the first quarter of 2019.

Mr. Hoplamazian continued, "While risks do remain in the management of the pandemic, we are optimistic about continued growth of demand in the coming months and the balance of 2021. The demand levels we saw in March have continued through April. While leisure travel continues to lead the recovery, we are encouraged by positive indicators across other travel segments as well."

OPERATIONAL UPDATE
Comparable system-wide RevPAR and comparable owned and leased hotel RevPAR improved in the first quarter of 2021 compared to the fourth quarter of 2020. The pace of recovery varied by region and was favorably impacted by the easing of travel restrictions in certain markets and strengthening demand for leisure-oriented destinations. Consistent with trends in each of the last two quarters, the recovery was led by relative strength in Greater China and United States select service hotels. Additionally, certain resort hotels experienced a notable sequential improvement in demand.

Comparable system-wide RevPAR strengthened through the first quarter, increasing over 50% from January to March 2021, and reaching the highest level since the onset of the COVID-19 pandemic. Results were driven by strong leisure transient demand, particularly on weekends and holidays. Group and business transient demand also gained momentum through the quarter, but at a more modest pace. The Company's overall Adjusted EBITDA for March 2021 was positive.

As of March 31, 2021, 96% of total system-wide hotels (94% of rooms) were open.
FIRST QUARTER RESULTS
First quarter of 2021 financial results as compared to the first quarter of 2020 are as follows:

Management, Franchise and Other Fees
Total management and franchise fee revenues decreased 40.6% (40.7% decrease in constant currency) to $49 million, reflecting a sequential improvement from $47 million reported in the fourth quarter of 2020. Base management fees decreased 48.8% to $24 million, incentive management fees increased 2.2% to $8 million, and franchise fees decreased 38.0% to $17 million during the quarter. Other fee revenues decreased 46.7% to $14 million.

Americas Management and Franchising Segment
Americas management and franchising segment Adjusted EBITDA decreased 59.3% (59.2% decrease in constant currency) to $28 million, reflecting a sequential improvement over the three months of the quarter and lapping the impact of the COVID-19 pandemic that began in March of 2020. At March 31, 2021, 93% of Hyatt's Americas full service hotels (92% of rooms) and 99% of Americas select service hotels (99% of rooms) were open.
Americas net rooms increased 5.2% compared to the first quarter of 2020.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 10.

Southeast Asia, Greater China, Australia, New Zealand, South Korea, Japan and Micronesia (ASPAC) Management and Franchising Segment
ASPAC management and franchising segment Adjusted EBITDA decreased 39.7% (40.8% decrease in constant currency) to $5 million. Results across the region were led by Greater China. At March 31, 2021, 97% of Hyatt's ASPAC full and select service hotels (96% of rooms) were open.
ASPAC net rooms increased 13.6% compared to the first quarter of 2020.

Europe, Africa, Middle East and Southwest Asia (EAME/SW Asia) Management and Franchising Segment
EAME/SW Asia management and franchising segment Adjusted EBITDA decreased 102.5% (103.8% decrease in constant currency), reflecting the impact of the COVID-19 pandemic and travel restrictions across parts of the region. At March 31, 2021, 89% of Hyatt's EAME/SW Asia full and select service hotels (89% of rooms) were open.
EAME/SW Asia net rooms increased 3.3% compared to the first quarter of 2020.

Owned and Leased Hotels Segment
Total owned and leased hotels segment Adjusted EBITDA decreased 183.5% (184.7% decrease in constant currency) to $(29) million. Owned and leased hotels segment results were heavily impacted by the COVID-19 pandemic, but improved meaningfully over the three months of the quarter driven by stronger demand. Refer to the table on page 9 of the schedules for a detailed list of portfolio changes and the year-over-year net impact to total owned and leased hotels segment Adjusted EBITDA. At March 31, 2021, 85% of Hyatt's owned and leased hotels (83% of rooms) were open.

Corporate and Other
Corporate and other Adjusted EBITDA increased 13.3% (13.7% increase in constant currency) to $(24) million, reflecting a $3 million improvement as compared to the first quarter of 2020. This increase was primarily due to cost containment initiatives that reduced expenses, predominantly payroll and related costs.

Selling, General, and Administrative Expenses
Selling, general, and administrative expenses increased 102.0%, inclusive of rabbi trust impact and stock-based compensation. Adjusted selling, general, and administrative expenses decreased 22.5%, or $16 million, as a result of cost containment initiatives that drove decreases in payroll and related costs. Refer to the table on page 12 of the schedules for a reconciliation of selling, general, and administrative expenses to Adjusted selling, general, and administrative expenses.

Income Taxes
Net loss in the quarter included a $193 million non-cash full valuation allowance on U.S. deferred income tax assets. This valuation allowance was based on an accounting assessment, as required by U.S. GAAP, which places significant weight on the Company's recent pre-tax book losses resulting from the impact of
Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 10.

COVID-19 on our business. This valuation allowance does not impact cash flows, and does not limit the ability to benefit from current period losses and deferred tax assets on future tax filings.
The Company filed a 2020 U.S. tax refund claim in the quarter and expects to receive a tax refund of approximately $250 million in the second half of 2021 in connection with 2020 net operating losses carried back to prior years under the CARES Act.

OPENINGS AND FUTURE EXPANSION
Twenty-three new hotels (or 3,919 rooms) opened in the first quarter of 2021, contributing to a 6.5% increase in net rooms compared to the first quarter of 2020.
As of March 31, 2021, the Company had executed management or franchise contracts for approximately 490 hotels (or approximately 100,000 rooms).

TRANSACTION / CAPITAL STRATEGY UPDATE
During the first quarter, the Company completed the following transaction:
•In March 2021, the Company acquired its partner's 50% stake in an unconsolidated joint venture that owned the 467-room Grand Hyatt São Paulo in Brazil for $6 million of cash and recognized a $69 million pre-tax gain. The Company also repaid all third-party mortgage debt on the property, totaling $78 million.

The Company intends to successfully execute plans to sell approximately $1.5 billion of real estate by March 2022 as part of its capital strategy announced in March of 2019. As of March 31, 2021, the Company has realized proceeds of approximately $1.0 billion towards that goal from the disposition of owned assets.

SHARE REPURCHASE / DIVIDEND
There were no Class A or Class B shares repurchased during the first quarter of 2021. The Company ended the first quarter with 40,523,505 Class A and 61,238,749 Class B shares issued and outstanding. Effective March 3, 2020, the Company suspended all share repurchase activity, and suspended its quarterly dividend.

2021 OUTLOOK
The Company is providing the following guidance for the 2021 fiscal year:
•Adjusted selling, general, and administrative expenses are expected to be approximately $240     million. Refer to the table on page 13 of the schedules for a reconciliation of selling, general, and administrative expenses to Adjusted selling, general, and administrative expenses.
•Capital expenditures are expected to be approximately $110 million.
•The Company expects to grow units, on a net rooms basis, by over 5.0%.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 10.

No disposition or acquisition activity beyond what has been completed as of the date of this release has been included in the 2021 Outlook. The Company's 2021 Outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that Hyatt will achieve these results.

BALANCE SHEET
As of March 31, 2021, the Company reported the following:
•Total debt of $3,242 million.
•Pro rata share of unconsolidated hospitality venture debt of approximately $643 million, compared to $671 million as of December 31, 2020, substantially all of which is non-recourse to Hyatt and a portion of which Hyatt guarantees pursuant to separate agreements.
•Cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of $1,078 million, restricted cash of $9 million, and short-term investments of $550 million.
•Undrawn borrowing availability of $1,499 million under Hyatt's revolving credit facility, net of letters of credit outstanding.

On March 18, 2021, the Company successfully amended its revolving credit facility, reinforcing Hyatt’s ability to continue to effectively navigate the COVID-19 recovery period with significant liquidity and flexibility. At March 31, 2021, the Company had approximately $3.1 billion of total liquidity.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 10.

CONFERENCE CALL INFORMATION
The Company will hold an investor conference call tomorrow, May 5, 2021 at 11:30 a.m. CT. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at investors.hyatt.com. Alternatively, participants may access the live call by dialing 833-238-7946 (U.S. Toll-Free) or 647-689-4468 (International Toll Number) using conference ID# 8372726 approximately 15 minutes prior to the scheduled start time. A replay of the call will be available Wednesday, May 5, 2021 at 2:30 p.m. CT until Wednesday, May 19, 2021 at 11:00 p.m. CT by dialing 800-585-8367 (U.S. Toll-Free) or 416-621-4642 (International Toll Number), using conference ID# 8372726. An archive of the webcast will be available on the Company’s website for 90 days.

FORWARD-LOOKING STATEMENTS
Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, outlook, occupancy, the impact of the COVID-19 pandemic and pace of recovery, the amount by which the Company intends to reduce its real estate asset base and the anticipated timeframe for such asset dispositions, the Company's liquidity profile, the number of properties we expect to open in the future, our expected tax refund amounts and timing, our expected Adjusted SG&A expense, our expected capital expenditures, our expected net rooms growth, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the duration of the COVID-19 pandemic and its short and longer-term effects, including the demand for travel, transient and group business, and levels of consumer confidence, and the pace of recovery following the pandemic, any additional resurgence, or COVID-19 variants; the impact of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants, and the impact of actions that governments, businesses, and individuals take in response, on global and regional economies, travel limitations or bans, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; the broad distribution of COVID-19 vaccines and wide acceptance by the general population of such vaccines; the ability of third-party owners, franchisees, or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate ("ADR"); limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geo-political conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, such as the COVID-19 pandemic, or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of
Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 10.

acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; and violations of regulations or laws related to our franchising business; and other risks discussed in the Company's filings with the SEC, including our annual report on Form 10-K, which filings are available from the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: net income (loss), adjusted for special items; diluted earnings (losses) per share, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; and Adjusted SG&A. See the schedules to this earnings release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

AVAILABILITY OF INFORMATION ON HYATT'S WEBSITE AND SOCIAL MEDIA CHANNELS
Investors and others should note that Hyatt routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts and the Hyatt Investor Relations website. The Company uses these channels as well as social media channels (e.g., the Hyatt Facebook account (facebook.com/hyatt); the Hyatt Instagram account (instagram.com/hyatt/); the Hyatt Twitter account (twitter.com/hyatt); the Hyatt LinkedIn account (linkedin.com/company/hyatt/); and the Hyatt YouTube account (youtube.com/user/hyatt)) as a means of disclosing information about the Company's business to our guests, customers, colleagues, investors, and the public. While not all of the information that the Company posts to the Hyatt Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Hyatt to review the information that it shares at the Investor Relations link located at the bottom of the page on hyatt.com and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Sign up for Email Alerts" in the "Investor Resources" section of Hyatt's website at investors.hyatt.com.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 10.

ABOUT HYATT HOTELS CORPORATION
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company offering 20 premier brands. As of March 31, 2021, the Company's portfolio included more than 1,000 hotel, all-inclusive, and wellness resort properties in 68 countries across six continents. The Company's purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to attract and retain top employees, build relationships with guests and create value for shareholders. The Company's subsidiaries operate, manage, franchise, own, lease, develop, license, or provide services to hotels, resorts, branded residences, and vacation ownership properties, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination by Hyatt™, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, JdV by Hyatt™, Hyatt House®, Hyatt Place®, tommie™, UrCove, and Hyatt Residence Club® brand names, and operates the World of Hyatt® loyalty program that provides distinct benefits and exclusive experiences to its valued members. For more information, please visit www.hyatt.com.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 10.

Hyatt Hotels Corporation
Table of Contents
Financial Information (unaudited)

1.	Condensed Consolidated Statements of Income (Loss)
2.	Segment Financial Summary
3.	Hotel Chain Statistics - Comparable Locations
4.	Hotel Brand Statistics - Comparable Locations
5.	Fee Summary
6. - 7.	Properties and Rooms by Geography
8.	Properties and Rooms by Brand
9.	Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
10. - 14.	Reconciliations of Non-GAAP Financial Measures
a.	Net Loss Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
b.
Losses per Diluted Share and Net Loss Attributable to Hyatt Hotels Corporation, to Losses per Diluted Share, Adjusted for Special Items and Adjusted Net Loss Attributable to Hyatt Hotels Corporation - Three Months Ended March 31, 2021 and March 31, 2020

c.	SG&A Expenses to Adjusted SG&A Expenses
d.	Guidance: SG&A Expenses to Adjusted SG&A Expenses
e.	Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
15. - 19.	Definitions

Percentages on the following schedules may not recompute due to rounding. Not meaningful percentage changes are presented as "NM".

Hyatt Hotels Corporation
Condensed Consolidated Statements of Income (Loss)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
REVENUES:
Owned and leased hotels	$104	$323
Management, franchise, and other fees	63	108
Contra revenue	(8)	(6)
Net management, franchise, and other fees	55	102
Other revenues	19	35
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	260	533
Total revenues	438	993
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	124	272
Depreciation and amortization	74	80
Other direct costs	23	34
Selling, general, and administrative	95	47
Costs incurred on behalf of managed and franchised properties	277	555
Direct and selling, general, and administrative expenses	593	988
Net gains (losses) and interest income from marketable securities held to fund rabbi trusts	12	(48)
Equity earnings (losses) from unconsolidated hospitality ventures	54	(2)
Interest expense	(41)	(17)
Gains on sales of real estate	—	8
Asset impairments	—	(3)
Other income (loss), net	12	(81)
LOSS BEFORE INCOME TAXES	(118)	(138)
BENEFIT (PROVISION) FOR INCOME TAXES	(186)	35
NET LOSS	(304)	(103)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—
NET LOSS ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$(304)	$(103)

LOSSES PER SHARE - Basic
Net loss	$(2.99)	$(1.02)
Net loss attributable to Hyatt Hotels Corporation	$(2.99)	$(1.02)
LOSSES PER SHARE - Diluted
Net loss	$(2.99)	$(1.02)
Net loss attributable to Hyatt Hotels Corporation	$(2.99)	$(1.02)

Basic share counts	101.5	101.4
Diluted share counts	101.5	101.4

Hyatt Hotels Corporation
Segment Financial Summary
(in millions)

	Three Months Ended March 31,
	2021	2020	Change ($)	Change (%)	Change in Constant $	Change in Constant $ (%)

Owned and leased hotels	$107	$330	$(223)	(67.7)%	$(225)	(67.9)%
Americas management and franchising	55	111	(56)	(49.2)%	(56)	(49.1)%
ASPAC management and franchising	15	19	(4)	(21.7)%	(4)	(23.6)%
EAME/SW Asia management and franchising	7	10	(3)	(35.2)%	(3)	(36.0)%
Total management and franchising	77	140	(63)	(44.5)%	(63)	(44.6)%
Corporate and other	8	14	(6)	(44.8)%	(6)	(44.8)%
Eliminations (a)	(6)	(18)	12	66.4%	12	66.5%
Adjusted revenues	$186	$466	$(280)	(60.1)%	$(282)	(60.3)%

Adjusted EBITDA
Owned and leased hotels	$(25)	$28	$(53)	(187.5)%	$(53)	(188.3)%
Pro rata share of unconsolidated hospitality ventures	(4)	6	(10)	(164.2)%	(10)	(166.9)%
Total owned and leased hotels	(29)	34	(63)	(183.5)%	(63)	(184.7)%
Americas management and franchising	28	68	(40)	(59.3)%	(40)	(59.2)%
ASPAC management and franchising	5	8	(3)	(39.7)%	(3)	(40.8)%
EAME/SW Asia management and franchising	—	1	(1)	(102.5)%	(1)	(103.8)%
Total management and franchising	33	77	(44)	(57.8)%	(44)	(57.6)%
Corporate and other	(24)	(27)	3	13.3%	3	13.7%
Eliminations	—	2	(2)	(86.4)%	(2)	(86.4)%
Adjusted EBITDA	$(20)	$86	$(106)	(123.3)%	$(106)	(123.6)%
(a)These intersegment eliminations represent management fee revenues and expenses related to our owned and leased hotels and promotional award redemption revenues and expenses related to our co-branded credit card program at our owned and leased hotels.

Hyatt Hotels Corporation
Hotel Chain Statistics
Comparable Hotels
In Constant $

	Three Months Ended March 31,
	RevPAR		Occupancy		ADR
	2021	vs. 2020	2021	vs. 2020	2021	vs. 2020
Owned and leased hotels (# of hotels) (a)
Owned and leased hotels (35)	$47.83	(64.4)%	28.1%	(27.3)% pts	$170.26	(29.9)%

Managed and franchised hotels (# of hotels) (b)
System-wide hotels (889)	$45.78	(48.9)%	35.4%	(14.4)% pts	$129.45	(28.0)%

Americas
Full service hotels (216)	$43.62	(61.8)%	26.3%	(27.4)% pts	$166.18	(21.8)%
Select service hotels (416)	$48.17	(34.7)%	48.4%	(7.3)% pts	$99.46	(25.0)%

ASPAC
Full service hotels (111)	$56.50	(19.8)%	37.5%	3.0% pts	$150.72	(26.2)%
Select service hotels (26)	$32.44	40.9%	48.0%	21.7% pts	$67.61	(22.9)%

EAME/SW Asia
Full service hotels (102)	$36.68	(58.2)%	29.6%	(19.4)% pts	$123.84	(31.0)%
Select service hotels (18)	$28.70	(46.7)%	45.3%	(15.0)% pts	$63.30	(29.2)%

(a) Owned and leased hotels figures do not include unconsolidated hospitality ventures.
(b) Managed and franchised hotels figures include owned and leased hotels.

Hyatt Hotels Corporation
Hotel Brand Statistics
Comparable System-wide Managed and Franchised Hotels (a)
In Constant $

	Three Months Ended March 31,
	RevPAR		Occupancy		ADR
	2021	vs. 2020	2021	vs. 2020	2021	vs. 2020
Brand (# of hotels)
Park Hyatt (41)	$101.29	(36.1)%	33.8%	(9.0)% pts	$299.41	(19.0)%
Grand Hyatt (55)	$52.34	(49.3)%	33.7%	(12.3)% pts	$155.09	(30.9)%
Andaz (22)	$80.33	(47.9)%	33.3%	(18.7)% pts	$241.49	(18.6)%
Composite Luxury[1]	$64.39	(45.6)%	32.6%	(12.9)% pts	$197.34	(24.1)%

Hyatt Regency (204)	$35.66	(59.4)%	27.6%	(21.5)% pts	$129.00	(28.0)%
Hyatt Centric (32)	$50.42	(51.7)%	35.4%	(15.5)% pts	$142.23	(30.7)%
Composite Upper-Upscale[2]	$36.54	(59.0)%	28.2%	(21.1)% pts	$129.60	(28.2)%

Hyatt Place (360)	$44.13	(32.1)%	47.5%	(5.3)% pts	$92.88	(24.6)%
Hyatt House (100)	$52.94	(36.8)%	50.9%	(6.4)% pts	$104.11	(28.9)%
Composite Upscale[3]	$46.08	(33.3)%	48.3%	(5.5)% pts	$95.50	(25.7)%

(a) Managed and franchised hotels figures include owned and leased hotels.
1 Includes Park Hyatt, Miraval, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, and Thompson Hotels.
2 Includes Destination by Hyatt, Hyatt Regency, Hyatt, Hyatt Centric, and JdV by Hyatt.
3 Includes Hyatt Place and Hyatt House.

Hyatt Hotels Corporation
Fee Summary
(in millions)

	Three Months Ended March 31,
	2021	2020	Change ($)	Change (%)

Base management fees	$24	$47	$(23)	(48.8)%
Incentive management fees	8	8	—	2.2%
Franchise fees	17	27	(10)	(38.0)%
Management and franchise fees	49	82	(33)	(40.6)%
Other fee revenues	14	26	(12)	(46.7)%
Management, franchise, and other fees	$63	$108	$(45)	(42.0)%

	Three Months Ended March 31,
	2021	2020	Change ($)	Change (%)
Management, franchise, and other fees	$63	$108	$(45)	(42.0)%
Contra revenue from management agreements	(5)	(4)	(1)	(34.4)%
Contra revenue from franchise agreements	(3)	(2)	(1)	(8.1)%
Net management, franchise, and other fees	$55	$102	$(47)	(46.3)%

Hyatt Hotels Corporation
Properties and Rooms by Geography
Owned and leased hotels

	March 31, 2021		March 31, 2020		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Full service hotels
United States (b)	25	12,607	24	12,608	1	(1)
Other Americas	3	1,262	2	795	1	467
EAME/SW Asia	7	1,435	8	1,594	(1)	(159)
Select service hotels
United States	1	171	1	171	—	—
Other Americas	2	293	2	293	—	—
EAME/SW Asia	1	330	1	330	—	—
Total owned and leased hotels (a)	39	16,098	38	15,791	1	307

(a) Figures do not include unconsolidated hospitality ventures.
(b) Includes rooms which were rebranded into a separate property upon opening.

Hyatt Hotels Corporation
Properties and Rooms by Geography
Managed and franchised properties (includes owned and leased properties)

	March 31, 2021		March 31, 2020		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Americas
Full service hotels
United States managed	142	63,372	136	63,089	6	283
Other Americas managed	25	8,918	25	8,915	—	3
United States franchised	69	20,753	62	18,338	7	2,415
Other Americas franchised	5	924	6	968	(1)	(44)
Subtotal	241	93,967	229	91,310	12	2,657
Select service hotels
United States managed	43	6,400	50	7,320	(7)	(920)
Other Americas managed	13	1,857	12	1,734	1	123
United States franchised	391	54,023	352	48,660	39	5,363
Other Americas franchised	12	1,621	7	955	5	666
Subtotal	459	63,901	421	58,669	38	5,232
ASPAC
Full service hotels
ASPAC managed	118	40,096	111	36,074	7	4,022
ASPAC franchised	9	2,803	6	1,933	3	870
Subtotal	127	42,899	117	38,007	10	4,892
Select service hotels
ASPAC managed	28	5,135	28	5,142	—	(7)
ASPAC franchised	6	1,169	1	160	5	1,009
Subtotal	34	6,304	29	5,302	5	1,002
EAME/SW Asia
Full service hotels
EAME managed	55	12,986	55	13,287	—	(301)
SW Asia managed	43	11,958	41	11,246	2	712
EAME franchised	11	2,122	9	1,773	2	349
SW Asia franchised	2	328	2	328	—	—
Subtotal	111	27,394	107	26,634	4	760
Select service hotels
EAME managed	6	1,163	7	1,333	(1)	(170)
SW Asia managed	10	1,488	11	1,586	(1)	(98)
EAME franchised	5	1,131	3	633	2	498
Subtotal	21	3,782	21	3,552	—	230
Total full service and select service hotels	993	238,247	924	223,474	69	14,773

Americas
All-inclusive
Other Americas franchised	8	3,153	8	3,153	—	—
Subtotal	8	3,153	8	3,153	—	—

Total managed and franchised (a)	1,001	241,400	932	226,627	69	14,773

Vacation ownership	16		16		—
Residential	38		36		2
Condominium ownership	36		37		(1)
(a) Figures do not include vacation ownership, residential, or condominium ownership units.

Hyatt Hotels Corporation
Properties and Rooms by Brand

	March 31, 2021		March 31, 2020		Change
Brand	Properties	Rooms	Properties	Rooms	Properties	Rooms
Park Hyatt	44	8,194	43	7,965	1	229
Miraval	3	362	3	410	—	(48)
Grand Hyatt	59	32,493	56	30,026	3	2,467
Alila	14	1,571	15	1,630	(1)	(59)
Andaz	24	5,531	22	5,007	2	524
The Unbound Collection by Hyatt	25	5,099	21	4,040	4	1,059
Thompson Hotels (b)	12	2,705	10	2,324	2	381
Destination by Hyatt	15	3,446	14	3,793	1	(347)
Hyatt Regency (b)	217	91,735	206	88,336	11	3,399
Hyatt	12	2,056	12	2,058	—	(2)
Hyatt Centric (b)	38	7,931	36	7,304	2	627
JdV by Hyatt	15	2,337	14	2,258	1	79
Hyatt Place	391	55,858	367	52,356	24	3,502
Hyatt House	118	17,114	104	15,167	14	1,947
UrCove	5	1,015	—	—	5	1,015
Other	1	800	1	800	—	—
Total full service and select service hotels	993	238,247	924	223,474	69	14,773

Hyatt Ziva	5	2,234	5	2,234	—	—
Hyatt Zilara	3	919	3	919	—	—
Total managed and franchised properties (a)	1,001	241,400	932	226,627	69	14,773

Hyatt Residence Club	16		16		—

(a) Figures do not include vacation ownership, residential, or condominium ownership units.
(b) The Hyatt Centric, Thompson Hotels, and Hyatt Regency property counts each include one property that we will rebrand under the respective brand in 2021.

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
(in millions)

	Rooms	Transaction / Opening Date	Three Months Ended March 31, 2021 Adjusted EBITDA Impact
Dispositions
Owned and Leased Hotels
Hyatt Regency Baku	159	4Q20
Total Owned and Leased Hotels Dispositions			$(1)

Unconsolidated Hospitality Venture Hotels
Grand Hyatt São Paulo	467	1Q21
Total Unconsolidated Hospitality Venture Hotels Dispositions (a) (b)			$—

Year-over-Year Net Impact of Dispositions to Owned and Leased Hotels Segment Adjusted EBITDA			$(1)

Acquisitions or Openings
Owned and Leased Hotels
Miraval Berkshires Resort and Spa	100	3Q20
Destination Wyndhurst Manor	46	3Q20
Grand Hyatt São Paulo	467	1Q21
Total Owned and Leased Hotels Acquisitions or Openings (c)			$1

Unconsolidated Hospitality Venture Hotels
Hyatt Centric Downtown Portland	220	1Q20
Hyatt Place Boston / Seaport District	297	3Q20
Hyatt Centric Center City Philadelphia	332	4Q20
Total Unconsolidated Hospitality Venture Hotels Acquisitions or Openings (a) (d)			$—

Year-over-Year Net Impact of Acquisitions and Openings to Owned and Leased Hotels Segment Adjusted EBITDA			$1

Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA			$—

(a) Reflects Hyatt's pro rata share of unconsolidated hospitality ventures' Adjusted EBITDA.
(b) Includes the sale of the hotel by the venture, the Company's sale of our equity interest in the venture, or the Company's equity interest no longer qualifying for the equity method of accounting.
(c) Includes the year-over-year financial impact of pre-opening activity.
(d) Includes the opening of a hotel by the venture.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Reconciliation of Net Loss Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
(in millions)

	Three Months Ended March 31,
	2021	2020	Change ($)	Change (%)
Net loss attributable to Hyatt Hotels Corporation	$(304)	$(103)	$(201)	(195.2)%
Interest expense	41	17	24	132.6%
(Benefit) provision for income taxes	186	(35)	221	629.6%
Depreciation and amortization	74	80	(6)	(7.4)%
EBITDA	(3)	(41)	38	91.3%
Contra revenue	8	6	2	24.6%
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(260)	(533)	273	51.2%
Costs incurred on behalf of managed and franchised properties	277	555	(278)	(50.1)%
Equity (earnings) losses from unconsolidated hospitality ventures	(54)	2	(56)	NM
Stock-based compensation expense	28	15	13	85.3%
Gains on sales of real estate	—	(8)	8	100.0%
Asset impairments	—	3	(3)	(100.0)%
Other (income) loss, net	(12)	81	(93)	(114.8)%
Pro rata share of unconsolidated owned and leased hospitality ventures' Adjusted EBITDA	(4)	6	(10)	(164.2)%
Adjusted EBITDA	$(20)	$86	$(106)	(123.3)%

	Three Months Ended March 31,
	2021	2020	Change ($)	Change (%)
Total revenues	$438	$993	$(555)	(55.9)%
Add: Contra revenue	8	6	2	24.6%
Less: Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(260)	(533)	273	51.2%
Adjusted revenues	$186	$466	$(280)	(60.1)%

Adjusted EBITDA Margin %	(10.7)%	18.3%	(29.0)%

Adjusted EBITDA Margin % Change in Constant Currency	(28.8)%

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Losses per Diluted Share and Net Loss Attributable to Hyatt Hotels Corporation, to Losses per Diluted Share, Adjusted for Special Items and Adjusted Net Loss Attributable to Hyatt Hotels Corporation - Three Months Ended March 31, 2021 and March 31, 2020
(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income (Loss)	Three Months Ended March 31,
		2021	2020
Net loss attributable to Hyatt Hotels Corporation		$(304)	$(103)
Losses per diluted share		$(2.99)	$(1.02)
Special items
Unconsolidated hospitality ventures (a)	Equity earnings (losses) from unconsolidated hospitality ventures	(69)	—
Unrealized (gains) losses (b)	Other income (loss), net	(8)	79
Fund deficits (c)	Revenues for the reimbursement of costs incurred and costs incurred on behalf of managed and franchised properties; other income (loss), net	14	11
Utilization of Avendra and other proceeds (d)	Costs incurred on behalf of managed and franchised properties; depreciation and amortization	4	10
Asset impairments	Asset impairments	—	3
Gains on sales of real estate (e)	Gains on sales of real estate	—	(8)
Other	Other income (loss), net	—	(1)
Special items - pre-tax		(59)	94
Income tax provision for special items	Benefit (provision) for income taxes	—	(26)
Total special items - after-tax		(59)	68
Special items impact per diluted share		$(0.58)	$0.67
Adjusted net loss attributable to Hyatt Hotels Corporation		$(363)	$(35)
Losses per diluted share, adjusted for special items		$(3.57)	$(0.35)

(a) Unconsolidated hospitality ventures - During the three months ended March 31, 2021 (Q1 2021), we recognized a $69 million gain on the purchase of the remaining 50% interest in the entities that own Grand Hyatt São Paulo.
(b) Unrealized (gains) losses - During Q1 2021 and the three months ended March 31, 2020 (Q1 2020), we recognized unrealized gains and losses, respectively, due to the change in fair value of our marketable securities.
(c) Fund deficits - During Q1 2021 and Q1 2020, we recognized net deficits on certain funds due to the timing of revenue and expense recognition that we intend to recover in future periods.
(d) Utilization of Avendra and other proceeds - During Q1 2021 and Q1 2020, we recognized expenses related to the partial utilization of the Avendra LLC sale proceeds for the benefit of our hotels. The gain recognized in conjunction with the sale of Avendra LLC was included as a special item during the year ended December 31, 2017.
(e) Gains on sales of real estate - During Q1 2020, we recognized a $4 million pre-tax gain related to the sale of our controlling interest in entities that developed Hyatt Centric Center City Philadelphia and adjacent parking and retail space and a $4 million pre-tax gain on the sale of a building.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: SG&A Expenses to Adjusted SG&A Expenses
Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in SG&A expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). SG&A expenses also include expenses related to stock-based compensation. Below is a reconciliation of this measure excluding the impact of our rabbi trust investments and stock-based compensation expense.
(in millions)

	Three Months Ended March 31,
	2021	2020	Change ($)	Change (%)
SG&A expenses	$95	$47	$48	102.0%
Less: rabbi trust impact	(10)	41	(51)	(124.4)%
Less: stock-based compensation expense	(28)	(15)	(13)	(85.3)%
Adjusted SG&A expenses	$57	$73	$(16)	(22.5)%

The table below provides a segment breakdown for Adjusted SG&A expenses.

	Three Months Ended March 31,
	2021	2020	Change ($)	Change (%)
Americas management and franchising	$11	$18	$(7)	(36.0)%
ASPAC management and franchising	10	11	(1)	(7.9)%
EAME/SW Asia management and franchising	7	9	(2)	(29.0)%
Owned and leased hotels	2	3	(1)	(27.8)%
Corporate and other	27	32	(5)	(17.4)%
Adjusted SG&A expenses	$57	$73	$(16)	(22.5)%

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Financial Measure: Guidance: SG&A Expenses to Adjusted SG&A Expenses
For the Year Ended December 31, 2021

No additional disposition of acquisition activity beyond what has been completed as of the date of this release has been included in the forecast. The Company's outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results. Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in SG&A expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). SG&A expenses also include expenses related to stock-based compensation. Below is a reconciliation of this forecasted measure excluding the impact of our rabbi trust investments and forecasted stock-based compensation expense.
(in millions)

Year Ended December 31, 2021
Forecast
SG&A expenses	$288
Less: rabbi trust impact (a)	—
Less: stock-based compensation expense	(48)
Adjusted SG&A expenses	$240

(a) Impact of rabbi trust is not forecasted for the year ended December 31, 2021 as performance of underlying invested assets is not estimable.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
Below is a reconciliation of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotels operating margin percentages. Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). Below is a reconciliation of the margins excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.
(in millions)

	Three Months Ended March 31,
	2021	2020	Change ($)	Change (%)
Revenues
Comparable owned and leased hotels	$101	$301	$(200)	(66.4)%
Non-comparable owned and leased hotels	3	22	(19)	(86.3)%
Owned and leased hotels revenues	$104	$323	$(219)	(67.8)%

Expenses
Comparable owned and leased hotels	$111	$247	$(136)	(54.7)%
Non-comparable owned and leased hotels	11	32	(21)	(66.1)%
Rabbi trust impact	2	(7)	9	123.3%
Owned and leased hotels expenses	$124	$272	$(148)	(54.3)%

Owned and leased hotels operating margin percentage	(19.7)%	15.8%		(35.5)%

Comparable owned and leased hotels operating margin percentage	(10.9)%	17.9%		(28.8)%

DEFINITIONS
Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (Adjusted EBITDA) and EBITDA
We use the terms Adjusted EBITDA and EBITDA throughout this earnings release. Adjusted EBITDA and EBITDA, as the Company defines them, are non-GAAP measures. We define consolidated Adjusted EBITDA as net income (loss) attributable to Hyatt Hotels Corporation plus its pro rata share of unconsolidated owned and leased hospitality ventures' Adjusted EBITDA based on its ownership percentage of each owned and leased venture, adjusted to exclude the following items:
•interest expense;
•benefit (provision) for income taxes;
•depreciation and amortization;
•Contra revenue;
•revenues for the reimbursement of costs incurred on behalf of managed and franchised properties;
•costs incurred on behalf of managed and franchised properties that we intend to recover over the long term;
•equity earnings (losses) from unconsolidated hospitality ventures;
•stock-based compensation expense;
•gains on sales of real estate;
•asset impairments; and
•other income (loss), net

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments and eliminations to corporate and other Adjusted EBITDA.

Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA, or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance and making compensation decisions and facilitates our comparison of results before these items with results from other companies within our industry.

Adjusted EBITDA excludes certain items that can vary widely across different industries and among companies within the same industry. For instance, interest expense and benefit (provision) for income taxes are dependent upon company specifics, including capital structure, credit ratings, tax policies, and jurisdictions in which they operate, and therefore, can vary significantly across companies. Depreciation and amortization are dependent on company policies including how the assets are utilized as well as the lives assigned to the assets, and Contra revenue is dependent on company policies and strategic decisions regarding payments to hotel owners. We exclude revenues for the reimbursement of costs and costs incurred on behalf of managed and franchised properties which relate to the reimbursement of payroll costs and for system-wide services and programs that we operate for the benefit of our third-party owners and franchisees as contractually we do not provide services or operate the related programs to generate a profit over the terms of the respective contracts. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Therefore, we exclude the net impact when evaluating period-over-period changes in our operating results. Adjusted EBITDA includes costs incurred on behalf of our managed and franchised properties related to system-wide services and programs that we do not intend to recover from hotel owners. We exclude stock-based compensation expense to remove the variability amongst companies resulting from different compensation plans companies have adopted. Finally, we exclude other items that are not core to our operations, such as asset impairments and unrealized and realized gains and losses on marketable securities.

Adjusted EBITDA and EBITDA are not substitutes for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA and EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted EBITDA supplementally.

Adjusted EBITDA Margin
We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues excluding Contra revenue and revenues for the reimbursement of costs incurred on behalf of managed and franchised properties (Adjusted revenues). We believe Adjusted EBITDA margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Adjusted Net Income (Loss)
Adjusted net income (loss), as we define it, is a non-GAAP measure. We define Adjusted net income (loss) as net income (loss) attributable to Hyatt Hotels Corporation excluding special items, which are those items deemed not to be reflective of ongoing operations. We consider Adjusted net income (loss) to be an indicator of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations.

Adjusted net income (loss) is not a substitute for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted net income (loss). Although we believe that Adjusted net income (loss) can make an evaluation of our operating performance more consistent because it removes special items that are deemed not to be reflective of ongoing operations, other companies in our industry may define Adjusted net income (loss) differently than we do. As a result, it may be difficult to use Adjusted net income (loss) or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted net income (loss) should not be considered as a measure of the loss generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted net income (loss) supplementally.

Adjusted Selling, General, and Administrative (SG&A) Expenses
Adjusted SG&A expenses, as we define it, is a non-GAAP measure. Adjusted SG&A expenses exclude the impact of deferred compensation plans funded through rabbi trusts and stock-based compensation expense. Adjusted SG&A expenses assist us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations, both on a segment and consolidated basis.

Comparable Owned and Leased Hotels Operating Margin
We define comparable owned and leased hotels operating margin as the difference between comparable owned and leased hotels revenues and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenues is calculated by removing non-comparable hotels revenues from owned and leased hotels revenues as reported in our condensed consolidated statements of income (loss). Comparable owned and leased hotels expenses is calculated by removing both non-comparable owned and leased hotels expenses and the impact of expenses funded through rabbi trusts from owned and leased hotels expenses as reported in our condensed consolidated statements of income (loss). We believe comparable owned and leased hotels operating margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Comparable Hotels
"Comparable system-wide hotels" represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that have temporarily suspended operations due to the COVID-19 pandemic are included in our definition of comparable system-wide hotels. We may use variations of comparable system-wide hotels to specifically refer to comparable system-wide Americas full service or select service hotels for those properties that we manage or franchise within the Americas management and franchising segment, comparable system-wide ASPAC full service or select service hotels for those properties we manage or franchise within the ASPAC management and franchising segment, or comparable system-wide EAME/SW Asia full service or select service hotels for those properties that we manage or franchise within the EAME/SW Asia management and franchising segment. "Comparable owned and leased hotels" represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that have temporarily suspended operations due to the COVID-19 pandemic are included in our definition of comparable owned and leased hotels. Comparable system-wide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in our industry. "Non-comparable system-wide hotels" or "non-comparable owned and leased hotels" represent all hotels that do not meet the respective definition of "comparable" as defined above.

Constant Dollar Currency
We report the results of our operations both on an as reported basis, as well as on a constant dollar basis. Constant dollar currency, which is a non-GAAP measure, excludes the effects of movements in foreign currency exchange rates between comparative periods. We believe constant dollar analysis provides valuable information regarding our results as it removes currency fluctuations from our operating results. We calculate constant dollar currency by restating prior-period local currency financial results at the current period’s exchange rates. These restated amounts are then compared to our current period reported amounts to provide operationally driven variances in our results.

Revenue per Available Room (RevPAR)
RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry.

RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities, and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs.

Average Daily Rate (ADR)
ADR represents hotel room revenues, divided by the total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in our industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy
Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of a hotel's available capacity. We use occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.